UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2005

CMKM DIAMONDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26919	90-0070390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 South Pecos Road, Suite 211 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 752-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* THIS AMENDMENT NO. 1 IS BEING FILED TO INCLUDE A LETTER FROM THE REGISTRANT'S PRIOR AUDITORS AGREEING WITH THE STATEMENTS CONTAINED IN ITEM 4.01.

Item 4.01 Changes in Registrant's Certifying Accountant

The Registrant has appointed Beckstead and Watts, LLP, as the Registrant's independent accountants for the year ending December 31, 2005, years ended December 31, 2004 and 2003, and for the three-month period ended December 31, 2002. This is a change in accountants recommended by the Registrant's Executive Management and approved by the Registrant's Board of Directors. Beckstead and Watts, LLP was engaged by the Registrant on July 11, 2005. During the most recent two fiscal years and during the portion of 2005 preceding the Board's decision, neither the Registrant nor anyone engaged on its behalf has consulted with Beckstead and Watts, LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Bagell, Josephs & Company, L.L.C. did not perform an audit of the Registrant's financial statements nor perform any audit related functions from the time they were engaged (January 10, 2005) through the date of the termination of their engagement (May 10, 2005). Therefore, there were no disagreements between the Registrant and Bagell, Josephs & Company, L.L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Bagell, Josephs & Company, L.L.C., as the independent accountants of Registrant.

Item 9.01 Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99	Letter from Bagell, Josephs & Company, L.L.C. dated July 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMKM DIAMONDS, INC.

By:/s/ Urban Casavant

     Urban Casavant,

     President and Chief Executive Officer

Date: August 1, 2005